UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported):  June 27, 2013

Lone Star Gold, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Nevada	333-159561	45-2578051
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Americas Parkway NE, Suite 200
Albuquerque, New Mexico  87110
 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (505) 563-5828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On June 27, 2013, Lone Star Gold, Inc., a Nevada corporation (the “Company”), entered into an Investment Agreement with KVM Capital Partners LLC, a New York limited liability company (“KVM”), pursuant to which KVM committed to purchase up to $5,000,000 of the Company’s common stock, $0.001 par value, over a period of up to 36 months.

From time to time during this 36 month period, the Company may, in its sole discretion, deliver a put notice to KVM which states the dollar amount the Company intends to sell to KVM on a date specified in the put notice. The maximum investment amount per notice will be no more than 200% of the average daily volume of the common stock for the ten consecutive trading days immediately prior to the date on which KVM received such put notice. The purchase price per share to be paid by KVM will be calculated at a 20% discount to the lowest volume weighted average price of the common stock as reported by Bloomberg, L.P. during the ten consecutive trading days immediately prior to date on which KVM received the put notice.  The Company and KVM must mutually agree to any purchase by KVM which results in the ownership by KVM of greater than 4.99% of the then issued and outstanding common stock of the Company.  The Company has reserved 30,000,000 shares of its common stock for issuance under the Investment Agreement.

In connection with the Investment Agreement, the Company also entered into a Registration Rights Agreement with KVM pursuant to which the Company is obligated to file, within 21 days after the closing of the transaction, a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of the 30,000,000 shares of common stock underlying the Investment Agreement. The Company has agreed to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 120 days after the closing of the transaction and to maintain the effectiveness of such registration statement until termination of the Investment Agreement.  The 30,000,000 shares to be registered pursuant to the Registration Rights Agreement would represent 29.76% of the issued and outstanding shares, if they were issued as of the date of this report.

The Company intends to use the proceeds from the sale of common stock under the Investment Agreement to fund anticipated general operating expenses of approximately $1,000,000 to $2,000,000 per annum, to fund capital expenditures related to the Tailings property and the Candelaria project and for other purposes that the Board of Directors determines to be in the best interest of the Company.  In particular, the Company intends to commence construction as soon as possible on an on-site nitrogen leach processing plant at its Tailings property located in the state of Chihuahua, Mexico. The processing plant will enable the Company to maximize the silver and gold content per ton of shipment from the project's mine tailings. The Company currently expects to use the full $5,000,000 available under the Investment Agreement in order to complete the processing plant and other projects that the Company requires in order to commence substantive revenue generating activities on the Tailings project.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Investment Agreement dated June 27, 2013 by and between Lone Star Gold, Inc. and KVM Capital Partners, LLC
10.2	Registration Rights Agreement dated June 27, 2013 by and between Lone Star Gold, Inc. and KVM Capital Partners, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR GOLD, INC.

Date:July 3, 2013	By:/s/ Daniel M. Ferris
Daniel M. Ferris
President, Treasurer and Secretary